Exhibit 10.3 VIASAT, INC. 1996 EQUITY PARTICIPATION Plan Performance Cash AWARD Agreement – FREE CASH FLOW AND RELATIVE tsr (EXECUTIVE VERSION)
Grant Date:
Target Award Value: USD $
Maximum Award Value: 125% of the Target Award Value
Name: Signature:

Acceptance of Award:

By signing where indicated above, you agree to be bound by the terms and conditions of this Performance Award Agreement (the “Agreement”) and the 1996 Equity Participation Plan of Viasat, Inc. (as amended from time to time, the “Plan”). You acknowledge that you have reviewed and fully understand all of the provisions of this Agreement and the Plan, and have had the opportunity to obtain advice of counsel prior to accepting the award pursuant to this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Compensation and Human Resources Committee of the Board (the “Committee”) upon any questions relating to this Agreement and the Plan.

TERMS AND CONDITIONS OF AWARD:

1.
Grant. Effective on the Grant Date, you have been granted the right to receive a cash performance award with a maximum value indicated above by Viasat, Inc., a Delaware corporation (the “Company”), in accordance with the provisions of this Agreement and the provisions of the Plan.
2.
Forfeiture Upon Termination. Except as provided in the Vesting Schedule (as defined below), until vested, the award will be subject to forfeiture in the event of the termination of your employment or service with the Company and all of its Subsidiaries for any reason, whether such termination is occasioned by you, by the Company or any of its Subsidiaries, with or without cause or by mutual agreement (“Termination of Employment”).
3.
Transferability. Until vested and issued upon settlement, neither the award nor any right or interest therein is transferable by you except by will or the laws of descent and distribution.
4.
Vesting. The award will vest in accordance with the “Vesting Schedule” attached hereto as Exhibit A.
5.
Payment. Within ten days following the vesting of the award in accordance with the Vesting Schedule, you will be paid a cash lump sum payment equal to the Final Award Value (as defined in the “Vesting Schedule” attached hereto as Exhibit A, if any) in satisfaction of the award (subject to the withholding requirements described in Section 6 below, as applicable).
6.
Withholding. The Company has the authority to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy applicable Federal, state, local and foreign taxes (including any FICA obligation) required by law to be withheld with respect to any taxable event arising from the vesting or payment of the award. The Company will withhold all applicable amounts from the cash amount payable to you in satisfaction of the award pursuant to Section 5.
7.
No Effect on Employment. Nothing in the Plan or this Agreement will be interpreted to interfere with or limit in any way the right of the Company or any Subsidiary to terminate your employment or services at any time, nor confer upon you the right to continue in the employ or service of the Company or any Subsidiary.
8.
Plan Governs. This award is granted under and governed by the terms and conditions of the Plan. You acknowledge and agree that the Plan has been introduced voluntarily by the Company and in accordance with its terms it may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The award is a one-time benefit and does not create any contractual or other right to receive an award in the future. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the award, the number of shares and vesting provisions. By execution of this Agreement, you consent to the provisions of the Plan and this Agreement. Defined terms used herein will have the meaning set forth in the Plan, unless otherwise defined herein.
9.
Amendment. The Committee may amend, terminate or revoke this Agreement in any respect to the extent determined necessary or desirable by the Committee in its discretion to comply with the requirements of Section 409A of the Code and the Treasury Regulations or other guidance issued thereunder. You expressly understand and agree that no additional consent from you will be required in connection with such amendment, termination or revocation.
10.
Section 409A. To the extent applicable, this Agreement and the award will be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. This award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder under the “short-term deferral” exception set forth in Treasury Regulation Section 1.409A-1(b)(4) (and, accordingly, the amounts payable to you hereunder shall be paid to you within the time period required under such “short-term deferral” exception). For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that you may be eligible to receive under this Agreement will be treated as a separate and distinct payment.
11.
Governing Law and Venue.
(a)
The award and the provisions of this Agreement are governed by, and subject to, the laws of the State of California, without regard to the conflict of law provisions, as provided in the Plan.
(b)
For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Diego County, California, or the federal courts for the United States for the Southern District of California, and no other courts, where this grant is made and/or to be performed.
12.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
13.
Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.
14.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan and on the award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
15.
Waiver. You acknowledge that a waiver by the Company of breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Grantee.
16.
Unfunded Status of Award. The Plan and this Award are intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to you pursuant to this Award, nothing contained in the Plan or this Agreement shall give you any rights that are greater than those of a general creditor of the Company or any Subsidiary.
17.
No Stockholder Rights. This Award does not confer upon you any rights as a stockholder or any rights to receive any securities of the Company by virtue of the Plan or this Agreement. This award represents only a potential payment in cash that may become payable on the terms and conditions set forth in the Plan and this Agreement and shall not represent actual units or other equity interests in the Company or a security interest in any of the assets held by the Company.

EXHIBIT A: VESTING SCHEDULE OF AWARD

Capitalized terms used in this Exhibit A and not defined in Section 4 below or elsewhere in this Exhibit A will have the meanings given them in the Agreement to which this Exhibit A is attached.

1.
Performance-Based Vesting.

(a)
Measurement Date Occurs on March 31, [INSERT GRANT YEAR + 3]. Subject to Sections 1(b) and 2 below, you will be eligible to vest in the award based on the Company’s Free Cash Flow and Relative TSR Ranking for the applicable Performance Periods. In the event the Measurement Date is March 31, [INSERT GRANT YEAR + 3], you will be eligible to receive a cash performance award, if any, in an amount equal to (i) the Aggregate Free Cash Flow Payout Value, as adjusted by (ii) the TSR Performance Modifier (the “Final Award Value”); provided, however, that in the event that the Aggregate Free Cash Flow Payout Value is zero (0), there shall be no adjustment by the TSR Performance Modifier. Subject to Sections 1(b) and 2 below, the Final Award Value will vest on the Certification Date, provided you do not experience a Termination of Employment prior to such vesting date.
(b)
Measurement Date Occurs As a Result of a Change in Control.

(i) Change in Control Prior to March 31, [INSERT GRANT YEAR + 3]. Notwithstanding Section 1(a) above, in the event of a Change in Control prior to March 31, [INSERT GRANT YEAR + 3], the “Final Award Value” will be determined as of the date of the Change in Control and will be equal to (A) the sum of (1) for any Performance Period that has been completed as of the date of the Change in Control, the Free Cash Flow Payout Value for such Performance Period, if any, plus (2) for any Performance Period that is in process or has not yet commenced as of the date of the Change in Control, the Free Cash Flow Payout Value for such Performance Period assuming the applicable Free Cash Flow Objective was satisfied, as adjusted by (B) the TSR Performance Modifier as of the Measurement Date (but only if the TSR Performance Modifier is positive, and in no event will a negative TSR Performance Modifier be applied under this clause (B)), in each case determined by the Committee prior to such Change in Control. Subject to Section 2 below, the “Final Award Value” as determined under this Section 1(b) will remain eligible to vest following such Change in Control on March 31, [INSERT GRANT YEAR + 3], provided you do not experience a Termination of Employment prior to such date.

(ii) Change in Control On or After March 31, [INSERT GRANT YEAR + 3]. In the event of a Change in Control on or after March 31, [INSERT GRANT YEAR + 3], if the Certification Date has not yet occurred prior to the date of such Change in Control, the Final Award Value will be determined as of the date of such Change in Control pursuant to Section 1(a) and such amount will vest as of the date of the Change in Control, provided you do not experience a Termination of Employment prior to such date.

2.
Effect of Termination of Employment.
(a)
Effect of Termination Due to Death or Permanent Disability.
(i)
In the event of your Termination of Employment as a result of your death or Permanent Disability prior to the Certification Date and prior to a Change in Control, the Final Award Value will be determined as of the date of your Termination of Employment and will be equal to the sum of (A) for any Performance Period that has been completed as of the date of your Termination of Employment, the Free Cash Flow Payout Value for such Performance Period, if any, plus (B) for any Performance Period that is in process or has not yet commenced as of the date of the your Termination of Employment, the Free Cash Flow Payout Value for such Performance Period assuming the applicable Free Cash Flow Objective was satisfied, and no TSR Performance Modifier will apply. You will vest in the Final Award Value (as determined pursuant to this Section 2(a)(i)) on the date of your Termination of Employment.
(ii)
In the event of your Termination of Employment as a result of your death or Permanent Disability on or after the date of a Change in Control but prior to March 31, [INSERT GRANT YEAR + 3], you will vest in the Final Award Value on the date of your Termination of Employment.
(b)
Effect of Other Terminations.

(i)
In the event of your Termination of Employment for any reason other than your death or Permanent Disability prior to the Certification Date and prior to a Change in Control, the award will be forfeited; provided, however, that this award will be subject to any time-based accelerated vesting as may be provided in any employment or severance agreement between you and the Company as if the award were a time-based equity award, and in the event any such time-based accelerated vesting applies, (A) the Final Award Value will be determined as of the date of your Termination of Employment and will be equal to the sum of (1) for any Performance Period that has been completed as of the date of your Termination of Employment, the Free Cash Flow Payout Value for such Performance Period, if any, plus (2) for any Performance Period that is in process or has not yet commenced as of the date of the your Termination of Employment, the Free Cash Flow Payout Value for such Performance Period assuming the applicable Free Cash Flow Objective was satisfied, and no TSR Performance Modifier will apply, (B) on the date of your Termination of Employment, you will vest in such portion of the Final Award Value (as determined pursuant to this Section 2(b)(i)) as is equal to (1) the Final Award Value (as determined pursuant to this Section 2(b)(i)) multiplied by (2) a fraction determined by dividing (X) the number of days elapsed in the TSR Performance Period through and including the date of your Termination of Employment, by (Y) one thousand ninety-five (1,095), and (C) the applicable period covered by any such accelerated vesting will be added to the number of days specified in clause (B)(2)(X) above. Notwithstanding anything in any employment or severance agreement between you and the Company, in the event of your Termination of Employment for any reason other than your death or Permanent Disability prior to a Change in Control, the only accelerated vesting of this award will be as provided in this clause (b)(i) and no additional acceleration under clause (b)(ii) will apply if a Change in Control occurs thereafter. Any remaining portion of the award that is not payable to you pursuant to this clause (b)(i) will be forfeited.
(ii)
In the event of your Termination of Employment for any reason other than your death or Permanent Disability on or after the date of a Change in Control but prior to March 31, [INSERT GRANT YEAR + 3], the award will be forfeited; provided, however, that the Final Award Value will be subject to any time-based accelerated vesting as may be provided in any employment or severance agreement between you and the Company as if the award were a time-based equity award (and to the extent the Final Award Value vests on an accelerated basis pursuant to this Section 2(b)(ii), such vesting will occur on the date of your Termination of Employment).
(iii)
Notwithstanding the foregoing, to the extent any such agreement between you and the Company provides for accelerated vesting upon your termination without “cause” or resignation for “good reason” (each as defined in any such agreement), such accelerated vesting will only apply to the extent (A) your termination without “cause” occurs on or after the Grant Date, or (B) the circumstances giving rise to “good reason” first occur on or after the Grant Date; and, in addition to the foregoing, to the extent any such agreement between you and the Company provides for accelerated vesting upon your termination without “cause” or resignation for “good reason” following a “change in control” (each as defined in any such agreement), such accelerated vesting will only apply to the extent a “change in control” occurs on or after the Grant Date and will not apply to any “change in control” that occurred prior to the Grant Date. Any employment, services, severance, change in control or other compensation agreement between you and the Company is hereby amended to be consistent with the foregoing.
3.
Forfeiture. Subject to Section 2 above, any portion of this award that does not vest (or remain eligible to vest) as a result of your Termination of Employment or as a result of the Final Award Value being less than the “Maximum Award Value” subject to this Agreement will automatically and without further action be cancelled and forfeited by you, and you will have no further right or interest in or with respect to such portion of this award. In no event will more than the “Maximum Award Value” subject to this award vest and become payable pursuant to this Exhibit A.

4. Definitions. For purposes of this Exhibit A, the following terms will have the meanings given below:

(a)
“Aggregate Free Cash Flow Payout Value” means the sum of the First Performance Period Free Cash Flow Payout Value, the Second Performance Period Free Cash Flow Payout Value and the Third Performance Period Free Cash Flow Payout Value.
(b)
“Beginning Market Value” means, for each of the Company and the Peer Companies for the TSR Performance Period, the average of the closing price per share of the company’s stock for the twenty (20) consecutive trading days beginning with and including the first day of the TSR Performance Period (or, if the first day of the TSR Performance Period is not a trading day, the immediately preceding trading day) as published in The Wall Street Journal or such other authoritative source as the Committee may determine.

(c)
“Certification Date” means the date on which the Committee certifies the Company’s Aggregate Free Cash Flow Payout Value and TSR Performance Modifier for the TSR Performance Period, which certification will occur on or prior to June 15, [INSERT GRANT YEAR + 3].
(d)
“Change in Control” means and includes each of the following occurring on or after the Grant Date:

(i) A transaction or series of transactions (other than an offering of the Company’s Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than forty percent (40%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(ii) The individuals who, as of the Grant Date are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this definition, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) After which no person or group beneficially owns voting securities representing forty percent (40%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 4(c)(iii)(B) as beneficially owning 40% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(e)
“Ending Market Value” means, for each of the Company and the Peer Companies for the TSR Performance Period, (i) in the event the Measurement Date is March 31, [INSERT GRANT YEAR + 3], the average of the closing price per share of the company’s stock for the last twenty (20) consecutive trading days ending with and including the Measurement Date, or (ii) in the event the Measurement Date is the date of a Change in Control, the closing price per share of the company’s stock on the Measurement Date (or if the Measurement Date is not a trading day, the immediately preceding trading day) as published in The Wall Street Journal or such other authoritative source as the Committee may determine.

(f)
“First Performance Period” means the period beginning on April 1, [INSERT GRANT YEAR] and ending on March 31, [INSERT GRANT YEAR + 1].

(g)
“First Performance Period Free Cash Flow Payout Value” means either (i) if the Free Cash Flow Objective for the First Performance Period is achieved, the amount determined by multiplying (A) thirty-four percent (34%), by (B) the Target Award Value subject to this Agreement, or (ii) if the Free Cash Flow Objective for the First Performance Period is not achieved, zero (0).

(h)
“Free Cash Flow” means the Company’s free cash flow as reported in the Company’s annual financial statements for the year-end financial statements, excluding material effect of currency fluctuations, but including the effect of acquisitions and divestitures, or material changes in GAAP or taxes, financing activities, ViaSat-3 insurance claims, or other material nonrecurring events based on the actual results. “Free Cash Flow” will be subject to positive or negative adjustment(s) by the Committee for outcomes it deems are extraordinary in nature, not previously identified in the Company’s operating plan for any Performance Period, and necessary to ensure fair and appropriate outcomes are achieved.

(i)
The “Free Cash Flow Objective” means, for each Performance Period, the Free Cash Flow objective for such Performance Period set forth in the table below.

Free Cash Flow for the First Performance Period	Free Cash Flow for the Second Performance Period and the Third Performance Period

The “Free Cash Flow Objective” for any Performance Period will be subject to positive or negative adjustment(s) by the Committee for outcomes it deems are extraordinary in nature, not previously identified in the Company’s operating plan for such Performance Period, and necessary to ensure fair and appropriate outcomes are achieved.

(j)
“Free Cash Flow Payout Value” for a Performance Period means the First Performance Period Free Cash Flow Payout Value, the Second Performance Period Free Cash Flow Payout Value or the Third Performance Period Free Cash Flow Payout Value, as applicable.
(k)
“Measurement Date” means the first to occur of (a) March 31, [INSERT GRANT YEAR + 3], or (b) the date on which a Change in Control occurs (or, in each case, if such date is not a trading day, the immediately preceding trading day).

(l)
“Peer Companies” means those companies included in the Russell 3000 Index on the first day of the TSR Performance Period (or if the first day of the TSR Performance Period is not a trading day, the immediately preceding trading day) and which remain publicly-traded and listed on a national securities exchange through the last day of the TSR Performance Period (or if the last day of the TSR Performance Period is not a trading day, the immediately preceding trading day).

(m)
“Performance Period” means each of the First Performance Period, the Second Performance Period, the Third Performance Period and the TSR Performance Period.
(n)
“Permanent Disability” means that you are unable to perform your duties by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or is expected to last for a continuous period of at least twelve (12) months, as reasonably determined by the Committee, in its discretion.
(o)
“Relative TSR Ranking” means the Company’s TSR relative to the TSRs of the Peer Companies. The Company’s Relative TSR Ranking will be determined by ranking the Company and the Peer Companies from highest to lowest according to their respective TSRs. After this ranking, the percentile performance of the Company relative to the Peer Companies will be determined as follows:

P = 1 – ((R-1)/(N-1))

Where: “P” represents the Company’s percentile performance, which will be rounded, if necessary, to the nearest whole percentile by application of regular rounding.

“N” represents the number of Peer Companies.

“R” represents the Company’s ranking among the Peer Companies.

(p)
“Second Performance Period” means the period beginning on April 1, [INSERT GRANT YEAR + 1] and ending on March 31, [INSERT GRANT YEAR + 2].

(q)
“Second Performance Period Free Cash Flow Payout Value” means either (i) if the Free Cash Flow Objective for the Second Performance Period is achieved, the amount determined by multiplying (A) thirty-three percent (33%), by (B) the Target Award Value subject to this Agreement, or (ii) if the Free Cash Flow Objective for the Second Performance Period is not achieved, zero (0).

(r)
“Third Performance Period” means the period beginning on April 1, [INSERT GRANT YEAR + 2] and ending on March 31, [INSERT GRANT YEAR + 3].

(s)
“Third Performance Period Free Cash Flow Payout Value” means either (i) if the Free Cash Flow Objective for the Third Performance Period is achieved, the amount determined by multiplying (A) thirty-three percent (33%), by (B) the Target Award Value subject to this Agreement, or (ii) if the Free Cash Flow Objective for the Third Performance Period is not achieved, zero (0).

(t)
“TSR” means, with respect to the TSR Performance Period, the total value delivered to stockholders of the Company (or of a Peer Company, as applicable), as measured by the change in the price of the Common Stock of the Company (or common stock of a Peer Company, as applicable) over the Performance Period (positive or negative) from the Beginning Market Value for the TSR Performance Period to the Ending Market Value for such TSR Performance Period, plus dividends paid over the TSR Performance Period assuming dividends are reinvested based on the price of the Common Stock of the Company (or common stock of a Peer Company, as applicable) on the last trading day of the month during which the ex-dividend date occurs.

(u)
The “TSR Performance Modifier” means, for the TSR Performance Period, the performance modifier determined pursuant to the chart below based on the Company’s Relative TSR Ranking.

Relative TSR Ranking Relative to the Russell 3000 for the TSR Performance Period	TSR Performance Modifier
Above the [_] Percentile	+ 25% (but not to exceed 125%)
Below the [_] Percentile	- 25%

For example, if the Aggregate Free Cash Flow Payout Value is equal to 100% of the Target Award Value based on Free Cash Flow performance for the Performance Periods and the Company’s Relative TSR Ranking is at the [_] percentile relative to the Peer Companies for the TSR Performance Period, the Final Award Value will be calculated by adding 25% to 100%, for a total Final Award Value of 125% of the Target Award Value.

Alternatively, if the Aggregate Free Cash Flow Payout Value is equal to 100% of the Target Award Value based on Free Cash Flow performance for the Performance Periods and the Company’s Relative TSR Ranking is at the [_] percentile relative to the Peer Companies for the TSR Performance Period, the Final Award Value will be calculated by subtracting 25% from 100%, for a total Final Award Value of 75% of the Target Award Value.

(v)
“TSR Performance Period” means the period commencing April 1, [INSERT GRANT YEAR] and ending on the Measurement Date.